Exhibit 99.1

Contacts:
James Frates
Chief Financial Officer
Alkermes, Inc.
(617) 494-0171

Rebecca Peterson
Vice President, Corporate
Communications
Alkermes, Inc.
(617) 583-6378
ALKERMES ANNOUNCES SECOND QUARTER FISCAL 2008 RESULTS
— Company Reports Fifth Consecutive Profitable Quarter —
Cambridge, MA, November 1, 2007 — Alkermes, Inc. (NASDAQ: ALKS) today announced financial results for its second quarter of fiscal 2008. Financial highlights for the quarter ended September 30, 2007 include:
•	Fifth consecutive profitable quarter on a GAAP basis, with net income of $7.7 million.

•	Quarterly revenues of $58.6 million. Worldwide sales of RISPERDAL® CONSTA® by Janssen-Cilag (Janssen, L.P.) were $293.6 million.

•	Positive cash flow in the quarter and the first six months of the fiscal year, resulting in cash and total investments of $362.9 million.
“Our solid financial performance and cash flow this quarter are the result of strength in our business. Sales of RISPERDAL CONSTA continue to reflect the value of the product to patients and physicians. Within our pipeline, we have several opportunities to create long-term value. We recently announced positive results from the 30-week, head-to-head study of once-weekly exenatide for type 2 diabetes as well as positive results from a phase 2a study of ALKS 27 for COPD,” stated James Frates, chief financial officer of Alkermes.

Key operating results for the second quarter of fiscal 2008 include the following:
•	Net income was $7.7 million or a basic earnings per share of $0.08 and a diluted earnings per share of $0.07, including $4.5 million in share-based compensation expense, compared to a net income of $3.7 million or a basic and diluted earnings per share of $0.04, which included $6.4 million in share-based compensation expense, for the same period in 2006.

•	Pro forma net income was $11.0 million or a basic and diluted earnings per share of $0.11, compared to a net income of $10.8 million or a basic earnings per share of $0.11 and diluted earnings per share of $0.10, for the same period in 2006.
Alkermes is providing pro forma results as a complement to GAAP results. The pro forma net income excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the company’s ongoing operations. The reconciliation between pro forma and reported diluted earnings per share for the second quarters of fiscal 2008 and 2007 is provided in the following table:

	Pro Forma Diluted Earnings	Share-Based Compensation Expense	Net Change in Fair Value of Warrants	Reported GAAP Diluted Earnings
Q2 FY 2008	$0.11	($0.04)	$0.01	$0.07
Q2 FY 2007	$0.10	($0.06)	($0.01)	$0.04

Note: Amounts may not sum due to rounding.
The following financial results are reported on a GAAP basis and include share-based compensation expense:
Revenues
•	Total revenues for the quarter ended September 30, 2007 were $58.6 million, compared to $61.2 million for the same period in 2006.

•	Total manufacturing revenues for the quarter ended September 30, 2007 were $24.1 million, consisting of $22.9 million for RISPERDAL CONSTA and $1.2 million for VIVITROL®, compared to $26.1 million for the same period in 2006, consisting of $20.9 million for RISPERDAL CONSTA and $5.2 million for VIVITROL.

•	Royalty revenues for the quarter ended September 30, 2007 were $7.3 million based on RISPERDAL CONSTA sales of $293.6 million, compared to $5.8 million based on RISPERDAL CONSTA sales of $232.1 million for the same period in 2006.

•	Research and development (R&D) revenue under collaborative arrangements for the quarter ended September 30, 2007 was $21.2 million, compared to $17.6 million for the same period in 2006.

•	Net collaborative profit for the quarter ended September 30, 2007 was $5.9 million, compared to $11.6 million for the same period in 2006.
Costs and Expenses
•	Cost of goods manufactured for the quarter ended September 30, 2007 was $9.2 million, of which $8.1 million related to RISPERDAL CONSTA and $1.1 million related to VIVITROL, compared to $11.8 million for the same period in 2006, of which $7.1 million related to RISPERDAL CONSTA and $4.7 million related to VIVITROL.

•	R&D expenses for the quarter ended September 30, 2007 were $28.3 million, compared to $29.8 million for the same period in 2006.

•	Selling, general and administrative (SG&A) expenses for the quarter ended September 30, 2007 were $14.5 million, compared to $15.7 million for the same period in 2006.

•	Share-based compensation expense (included in the expenses above) for the quarter ended September 30, 2007 was $4.5 million, of which $0.3 million related to cost of goods manufactured, $1.8 million related to R&D expenses, and $2.4 million related to SG&A expenses. Share-based compensation expense for the quarter ended September 30, 2006 was $6.4 million, of which $0.9 million related to cost of goods manufactured, $2.2 million related to R&D expenses, and $3.3 million related to SG&A expenses.

•	Interest income for the quarter ended September 30, 2007 was $4.2 million, compared to $4.7 million for the same period in 2006. Interest expense for the quarter ended September 30, 2007 was $4.1 million, compared to $4.0 million for the same period in 2006.

•	Income tax expense for the quarter ended September 30, 2007 was $0.2 million, compared to $0.2 million for the same period in 2006.
At September 30, 2007, Alkermes had cash and total investments of $362.9 million, compared to $330.9 million at June 30, 2007.
Recent Highlights
•	Positive results from 30-week study of once-weekly exenatide: Alkermes, Amylin Pharmaceuticals, Inc. and Eli Lilly and Company announced positive results from a 30-week, comparator study of once-weekly exenatide in patients with type 2 diabetes. Patients receiving once-weekly exenatide demonstrated a statistically significant improvement in A1C of approximately 1.9 percentage points from baseline, compared to an improvement of approximately 1.5 percentage points for BYETTA®. After 30 weeks of treatment, both once-weekly exenatide and BYETTA treatment resulted in an average weight loss of approximately eight pounds. There was no major or severe hypoglycemia regardless of background therapy. As expected based on prior BYETTA studies, minor hypoglycemia with once-weekly exenatide use was limited to subjects using background sulfonylurea therapy. Once-weekly exenatide was associated with approximately 30 percent less nausea than BYETTA. The companies expect to submit a new drug application to the U.S. Food and Drug Administration by the end of the first half of calendar 2009.

•	Positive results from phase 2a study of ALKS 27: Alkermes and Indevus Pharmaceuticals, Inc. reported positive preliminary results from a randomized, double-blind, placebo controlled phase 2a clinical study of ALKS 27 in patients with chronic obstructive pulmonary disease (COPD). In the study, single doses of ALKS 27 demonstrated a rapid onset of action and produced a significant improvement in lung function (p < 0.0001) over 24 hours compared to placebo. ALKS 27 is an inhaled formulation of trospium chloride using Alkermes’ proprietary AIR® pulmonary delivery system.
Conference Call
Alkermes will host a conference call at 4:30 p.m. EDT on Thursday, November 1, 2007 to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing 1-866-802-4321 for domestic callers and 1-703-639-1318 for international callers. The conference call ID number is 1159559. In addition, a replay of the conference call will be available from 7:30 p.m. EDT on Thursday, November 1, 2007 through 5:00 p.m. EST on Wednesday, November 7, 2007, and may be accessed by visiting Alkermes’ website or by dialing 1-888-266-2081 for domestic callers and 1-703-925-2533 for international callers. The replay access code is 1159559. Alkermes is also providing a podcast MP3 file available for download on the Alkermes website, which will be available shortly following the conference call and will be available until Wednesday, November 7, 2007.
About Alkermes
Alkermes, Inc. is a biotechnology company that uses proprietary technologies and know-how to create innovative medicines designed to yield better therapeutic outcomes for patients with serious disease. Alkermes manufactures RISPERDAL® CONSTA®, marketed by Janssen-Cilag (Janssen, L.P.), a wholly owned division of Johnson & Johnson, and developed and manufactures VIVITROL®, marketed in the U.S. primarily by Cephalon, Inc. The company’s pipeline includes extended-release injectable, pulmonary and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Alkermes is headquartered in Cambridge, Massachusetts, with research and manufacturing facilities in Massachusetts and Ohio.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements concerning future business and operating results and profitability; the therapeutic value of the company’s product candidates to patients; expectations concerning the commercialization and supply of RISPERDAL CONSTA and VIVITROL; and the successful continuation of development activities for proprietary and partnered programs, including ALKS 27 and once-weekly exenatide. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations. These risks and uncertainties include, among others: whether the company can continue to successfully manufacture RISPERDAL CONSTA and VIVITROL at a commercial scale or economically or in sufficient quantities to supply the market; whether RISPERDAL CONSTA will continue to be commercialized successfully by its partner Janssen, L.P. and whether VIVITROL will be commercialized successfully by Alkermes and its partner Cephalon; whether advancement of the company’s proprietary and partnered product candidates, including ALKS 27 and once-weekly exenatide, will be delayed due to actions or decisions by its partners with regard to development and regulatory strategy, timing and funding which are out of its control, and the outcome of clinical and preclinical work the company is pursuing, both on its own and with partners; decisions by the FDA or foreign regulatory authorities regarding the company’s product candidates; potential changes in cost, scope and duration of clinical trials; and whether RISPERDAL CONSTA, VIVITROL and the company’s product candidates, in commercial use, have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other foreign regulatory authorities to require post approval studies or require removal of its products from the market. For further information with respect to factors that could cause the company’s actual results to differ materially from expectations, reference is made to the reports the company filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and the company disclaims any intention or responsibility for updating predictions or financial expectations contained in this release.
AIR® is a registered trademark of Alkermes, Inc.; VIVITROL® is a registered trademark of Cephalon, Inc.; RISPERDAL® CONSTA® is a registered trademark of Janssen-Cilag.

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months	Three Months
	Ended	Ended
Condensed Consolidated Statements of Operations	September 30,	September 30,
(In thousands, except per share data)	2007	2006
Revenues:
Manufacturing revenues	$24,137	$26,122
Royalty revenues	7,348	5,813
Research and development revenue under collaborative arrangements	21,206	17,624
Net collaborative profit	5,909	11,611

Total Revenues	58,600	61,170

Expenses:
Cost of goods manufactured	9,218	11,822
Research and development	28,317	29,817
Selling, general and administrative	14,487	15,677

Total Expenses	52,022	57,316

Operating Income	6,578	3,854

Other Income (Expense):
Interest income	4,246	4,734
Interest expense	(4,077)	(4,034)
Other income (expense), net	1,151	(664)

Total Other Income (Expense)	1,320	36

Income Before Income Taxes	7,898	3,890

Income Taxes	200	164

Net Income	$7,698	$3,726

Earnings per Common Share:
Basic	$0.08	$0.04

Diluted	$0.07	$0.04

Weighted Average Number of Common Shares Outstanding (GAAP and Pro Forma):
Basic	101,595	101,331

Diluted	104,315	105,543

Pro Forma Reconciliation:
Net Income – GAAP	$7,698	$3,726
Share-based compensation expense	4,548	6,371
Net (increase) decrease in the fair value of warrants	(1,230)	693

Net Income – Pro Forma	$11,016	$10,790

Pro Forma Earnings per Common Share:
Basic	$0.11	$0.11

Diluted	$0.11	$0.10

Condensed Consolidated Balance Sheets	September 30,	March 31,
(In thousands)	2007	2007
Cash, cash equivalents and total investments	$362,946	$356,726
Receivables	43,878	56,049
Prepaid expenses and other current assets	8,246	7,054
Inventory	21,202	18,190
Property, plant and equipment, net	131,844	123,595
Other assets	4,766	7,007

Total Assets	$572,882	$568,621

Unearned milestone revenue – current portion	$6,073	$11,450
Other current liabilities	25,996	50,610
Non-recourse RISPERDAL CONSTA secured 7% notes	158,553	156,851
Unearned milestone revenue – long-term portion	114,576	117,300
Deferred revenue – long-term portion	23,082	22,153
Other long-term liabilities	5,842	6,796
Total shareholders’ equity	238,760	203,461

Total Liabilities and Shareholders’ Equity	$572,882	$568,621

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K for the year ended March 31, 2007, and the company’s report on Form 10-Q for the three months ended September 30, 2007, which the company intends to file in November 2007.

VIVITROL® Selected Financial Information	Three Months
	Ended
(Unaudited, in thousands)	September 30,	Cumulative
	2007	Collaboration
VIVITROL Income Statement
Alkermes’ expenses	$4,597	$61,498
Cephalon’s net losses	13,473	100,680

VIVITROL net losses	$18,070	$162,178

Flow of funds
Alkermes paid Cephalon: net losses up to the $124.6 million net loss cap (1)	$0	$(73,347)
Cephalon paid Alkermes: Alkermes’ expenses in excess of the net loss cap	4,597	10,244

Net flow of funds from (to) Cephalon (3)	$4,597	$(63,103)

Net Collaborative Profit
Milestone revenue recognized to offset losses up to the net loss cap (1)	$0	$144,493
Milestone revenue recognized with respect to the license (2)	1,312	7,708
Net flow of funds from (to) Cephalon (3)	4,597	(63,103)

Net collaborative profit	$5,909	$89,098

Notes
(1)	Expenses incurred on behalf of the collaboration by Alkermes, Inc. (“Alkermes”) and net losses incurred on behalf of the collaboration by Cephalon, Inc. (“Cephalon”) contribute to the cumulative net product losses incurred on VIVITROL. Alkermes was responsible for the first $124.6 million of these cumulative net product losses (the “net loss cap”). Alkermes recognized milestone revenue to offset the net product losses incurred up to the net loss cap. The collaboration reached the net loss cap in April 2007, at which point the recognition of milestone revenue related to this accounting unit stopped.

In addition, in prior periods, Alkermes recognized $19.9 million of milestone revenue to offset expenses it incurred for which it was solely responsible, related to the successful FDA approval of VIVITROL and the successful completion of the first VIVITROL manufacturing line. These $19.9 million of expenses did not contribute to the cumulative net product losses.

(2)	Milestone revenue related to the license commenced upon approval of VIVITROL, by the FDA, on April 13, 2006 and is being recognized on a straight line basis over 10 years, at the rate of approximately $1.3 million per quarter.

(3)	Alkermes was responsible for net losses up to the net loss cap and reimbursed Cephalon for their net losses during this period. Once the net loss cap was reached in April 2007, Cephalon started to reimburse Alkermes for its VIVITROL expenses. This will continue through December 31, 2007, after which the two companies will share any net profits or losses.

Through September 30, 2007, Alkermes has recognized $154.0 million of milestone revenue out of the $274.6 million received from Cephalon. In addition to (1) and (2) above, this recognition includes $1.8 million of milestone revenue related to a 10% mark-up on manufacturing revenue, which is reported by Alkermes within manufacturing revenues in the unaudited condensed consolidated statement of operations.